Exhibit 99.1

August 14, 2018
BIOHAVEN PHARMACEUTICALS REPORTS SECOND QUARTER 2018 FINANCIAL AND RECENT BUSINESS RESULTS

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Announced $150 million transaction with Royalty Pharma which supports Biohaven’s NDA filing activities for the oral CGRP antagonist program and to fund the Company’s portfolio into the fourth quarter of 2019

•	Reported data from two positive Phase 3 clinical trials with rimegepant for the acute treatment of migraine demonstrating rimegepant’s comprehensive and durable efficacy after a single 75mg dose

•	Presented expanded Phase 3 clinical data at the American Headache Society Annual Scientific Meeting in June 2018 supporting the potential for rimegepant to be an effective treatment for migraine

•	Completed enrollment in Phase 3 rimegepant fast-dissolve Zydis® orally dissolving tablet (ODT) trial for the acute treatment of migraine

•	Enrolled over 1,600 patients in the rimegepant long-term safety study

•	Announced expansion of the rimegepant development program to include migraine prevention, with a Phase 3 clinical trial expected to commence in the fourth quarter of 2018

•
Enrolled first patient in Phase 2/3 clinical trial of troriluzole (formerly referred to as "trigriluzole") in patients with mild-to-moderate Alzheimer’s disease in collaboration with the Alzheimer’s Disease Cooperative Study

•	Reported preliminary results from ongoing troriluzole extension study in spinocerebellar ataxia and announcing intention to initiate second randomized controlled trial in the second half of 2018
New Haven, Connecticut (NYSE: BHVN) August 14, 2018 - Biohaven Pharmaceutical Holding Company Ltd. (NYSE: BHVN), a clinical-stage biopharmaceutical company with a portfolio of innovative, late-stage product candidates targeting neurological diseases, including rare disorders, today reported financial results for the quarter ended June 30, 2018, and provided a review of recent accomplishments and anticipated milestones.
Vlad Coric, M.D., CEO of Biohaven commented, "In the second quarter, we successfully advanced our CGRP program with the announcement of data from two positive Phase 3 trials of rimegepant in migraine, and we obtained significant new funding to advance the full range of our pipeline programs well into next year." Dr. Coric added, "We believe we are well positioned to achieve anticipated milestones in the second half of 2018 including: 1) reporting topline results from our Phase 3 trial of rimegepant Zydis® ODT in acute treatment of migraine; 2) initiation of an additional Phase 3 trial of rimegepant for migraine prevention; 3) preliminary reporting of data of our rimegepant long-term safety study in Q4 2018, supporting our planned rimegepant NDA submission in 2019; 4) submission of an IND to enable first human dosing of BHV-3500, our third generation oral CGRP antagonist; 5) submission of an NDA for our sublingual BHV-0223 formulation for patients with amyotrophic lateral sclerosis; 6) reporting topline data from a Phase 2 investigator-initiated, double-blind, proof of concept study on public speaking in social anxiety disorder with BHV-0223; 7) continued enrollment of our Phase 2/3 Alzheimer’s disease trial; and 8) initiation of second randomized controlled clinical trial of troriluzole in spinocerebellar ataxia."
Second Quarter and Recent Business Highlights

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Announced $150 million transaction with Royalty Pharma - In June 2018, Biohaven announced that it sold low single-digit, tiered, sales-based participation rights on future global net sales of products containing rimegepant, BHV-3500 and certain derivative compounds to Royalty Pharma for $100 million. Royalty Pharma also purchased 1,111,111 common shares at a purchase price of $45 per share, a 19 percent premium over the 15-day weighted average share price through June 15, 2018, for $50 million. This $150 million of total funding, in addition to current cash on hand, provides Biohaven the resources to support and expand the Company’s rimegepant development program through new drug application (NDA) submission, progression of BHV-3500 into Phase 2, advancement of the glutamate modulator platform, and further development of the Company’s earlier-stage pipeline, clinical infrastructure and pre-commercialization activities into the fourth quarter of 2019.
Calcitonin Gene-Related Peptide (CGRP) Receptor Antagonist Platform - Recent Milestones and Next Steps

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Reported data from two positive Phase 3 clinical trials with rimegepant in the acute treatment of migraine - In June, the Company presented expanded data from two randomized, pivotal Phase 3 clinical trials of rimegepant at the American Headache Society Annual Scientific Meeting.

◦	Presented additional data showing single-dose rimegepant provides rapid and lasting relief from pain and associated symptoms of migraine.

◦	Presented additional data highlighting demonstrable impact of rimegepant on return to normal functioning and relief of disability from migraine throughout 48-hour period post-dosing.

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Presented data from a preclinical study of rimegepant and BHV-3500 in which no active vasoconstrictive properties in human coronary and cerebral arteries were observed, differentiating these CGRP receptor antagonists from the current standard of care for the acute treatment of migraine, triptans, which have contraindications for use by patients with coronary artery disease or uncontrolled hypertension.

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Presented new data from Phase 1 study evaluating the bioequivalence of rimegepant orally dissolving tablet (ODT) with the oral tablet formulation of rimegepant, showing that the fast-dissolve Zydis® formulation has a favorable pharmacokinetic profile that might translate into an earlier onset of action.

•
Announced expansion of rimegepant program to include migraine prevention - In June, Biohaven announced the planned initiation of a Phase 3 clinical trial of rimegepant in the fourth quarter of 2018, representing an expansion of the rimegepant clinical development program from a focus on the acute treatment of migraine to now include exploration of efficacy as a preventive therapy.

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Successful continued enrollment in rimegepant long-term safety study - The Company has successfully enrolled over 1,600 patients in the rimegepant long-term safety study. Safety data from this trial will support NDA filing activities for rimegepant in 2019.

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Completed enrollment in the Phase 3 rimegepant fast-dissolve Zydis® orally dissolving tablet (ODT) trial - The Company completed enrollment in August 2018 of over 1,800 patients in this Phase 3 trial assessing the efficacy and safety of rimegepant Zydis® ODT in the acute treatment of migraine.

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Confirmed plans to initiate clinical trial for BHV-3500 - The Company plans to submit an investigational new drug application (IND) for BHV-3500, its third generation CGRP receptor antagonist, and initiate a Phase 1 clinical trial in the second half of 2018.

Glutamate Modulation Platform - Recent Milestones and Next Steps

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Biohaven was recently informed that the United States Adopted Name Council (USAN) had adopted the name "troriluzole" as the non-proprietary name for the compound formerly known as "trigriluzole" (also previously referred to as BHV-4157).  Going forward, the Company will refer to this compound as "troriluzole."

•
Enrolled first patient in Phase 2/3 trial of troriluzole in patients with mild-to-moderate Alzheimer’s disease - In August, the Company announced it enrolled the first patient in a Phase 2/3 clinical trial of troriluzole following acceptance in July of the IND for troriluzole for the treatment of Alzheimer’s disease from the U.S. Food and Drug Administration (FDA). The trial is being conducted in collaboration with the Alzheimer’s Disease Cooperative Study.

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Announced second randomized controlled trial to assess the efficacy of troriluzole in spinocerebellar ataxia (SCA) to commence in the second half of 2018 - The 48-week extension phase of the SCA trial is ongoing with the majority (92%) of enrolled patients having completed at least six months of treatment. Based on the totality of data and post-hoc analyses, the Company believes that troriluzole may offer therapeutic benefit to patients with SCA. Please refer to the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2018, for more detailed information regarding these preliminary analyses. The Company is planning to commence a second randomized controlled trial to further evaluate the efficacy of troriluzole in SCA in the second half of 2018. This second trial will incorporate study design modifications based upon the Company’s post-hoc analyses including: utilization of a modified SARA scale; enrichment of study population with particular genotypes; enhanced rater training procedures; more flexible dosing; and extension of evaluation of primary and secondary endpoints to 1 year.
Upcoming Milestones:
Biohaven is progressing its product candidates through clinical programs in a number of common and rare disorders. The Company expects to reach significant pipeline milestones with its CGRP receptor antagonists and glutamate modulators in the coming periods.

•	In its CGRP receptor antagonist platform, the Company expects to:

◦	Report the preliminary readout of the long-term safety study evaluating rimegepant in the fourth quarter of 2018.

◦	Report topline results from a Phase 3 rimegepant Zydis® ODT trial in the fourth quarter of 2018.

◦	Initiate a Phase 3 trial evaluating rimegepant as a preventive therapy for migraine in fourth quarter of 2018.

◦	Submit an IND for BHV-3500, its third generation CGRP receptor antagonist, and initiate a Phase 1 clinical trial in the second half of 2018.

◦	Submit an NDA for rimegepant to the FDA in 2019, having previously announced positive data from its first two pivotal Phase 3 trials.

•	In its glutamate modulator platform, the Company expects to:

◦	Continue enrollment of the Phase 2/3 Alzheimer’s disease trial with troriluzole.

◦	Commence a second randomized controlled trial to assess the efficacy of troriluzole in SCA in the second half of 2018.

◦	Continue enrollment in the Phase 2/3 OCD trial with troriluzole.

◦	Submit an NDA to the FDA via the 505(b)(2) pathway for BHV-0223 in patients with amyotrophic lateral sclerosis (ALS) in the second half of 2018.

◦	Complete a Phase 1 trial for BHV-5000 in the second half of 2018.

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Report topline data from a Phase 2 investigator-initiated, double-blind, investigator-sponsored, proof of concept study on public speaking in social anxiety disorder with BHV-0223 in the second half of 2018.

Second Quarter and First Half 2018 Financial Results
Cash Position: Cash as of June 30, 2018, was $217.5 million, compared to $104.2 million as of March 31, 2018. This increase primarily reflects the net proceeds of approximately $149.6 million from the Company’s transaction with Royalty Pharma, offset by payments for operating expenses during the quarter.
Research and Development (R&D) Expenses: R&D expenses for the three and six months ended June 30, 2018, were $29.1 million and $104.6 million, respectively, compared to $21.0 million and $31.8 million for the same periods in 2017.
The increase of $8.0 million for the three months ended June 30, 2018, was primarily due to increases in direct costs of $7.0 million for the rimegepant program, and an increase of personnel costs, including non-cash share-based compensation, of $2.4 million.
The increase of $72.9 million for the six months ended June 30, 2018, was primarily due to the upfront payment of $50.0 million related to the amendment of the Company’s license agreement with Bristol-Myers Squibb Company (BMS) during the first quarter of 2018, increases in direct costs of $19.3 million for the rimegepant program and $1.7 million for the BHV-0223 program, and an increase of personnel costs, including non-cash share-based compensation, of $4.2 million.

The increases in direct costs for the rimegepant program for the three and six months ended June 30, 2018, were primarily due to an increase in the number of clinical trials, in various stages of development, as compared to the same periods in 2017
General and Administrative (G&A) Expenses: G&A expenses for the three and six months ended June 30, 2018, were $9.1 million and $16.9 million, respectively, compared to $4.2 million and $8.0 million for the same periods in 2017.
The increases of $4.9 million and $9.0 million for the three and six months ended June 30, 2018, respectively, were primarily due to increases in personnel-related costs, including non-cash share-based compensation, due to the hiring of additional personnel in the general and administrative functions, preparation for commercialization activities, professional fees supporting ongoing business operations and additional fees to comply with being a public company.
Net Loss: The Company reported a net loss attributable to common shareholders for the three and six months ended June 30, 2018 of $39.3 million, or $1.01 per share, and $124.7 million, or $3.29 per share, respectively, compared to $46.4 million, or $1.78 per share, and $69.2 million, or $3.54 per share for the same periods in 2017.
About Biohaven
Biohaven is a clinical-stage biopharmaceutical company with a portfolio of innovative, late-stage product candidates targeting neurological diseases, including rare disorders. Biohaven has combined internal development and research with intellectual property licensed from companies and institutions including Bristol-Myers Squibb Company, AstraZeneca AB, Yale University, Catalent, Rutgers, ALS Biopharma LLC and Massachusetts General Hospital. Currently, Biohaven’s lead development programs include multiple compounds across its CGRP receptor antagonist and glutamate modulation platforms. The Company’s common shares are listed on the New York Stock Exchange and traded under the ticker symbol BHVN. More information about Biohaven is available at www.biohavenpharma.com.
Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve substantial risks and uncertainties, including statements that are based on the current expectations and assumptions of the Company’s management. All statements, other than statements of historical facts, included in this press release, including statements regarding the expected commencement and completion of clinical trials, the anticipated timing of availability of data from those trials, the timing of expected regulatory submissions, the efficacy and safety profiles of the Company’s product candidates and their expected benefits compared to other treatment options, the Company’s ability to fund its operations and progress its development programs through 2019, and other statements regarding the Company’s plans and objectives, expectations and assumptions of management are forward-looking statements. The use of certain words, including the words "expect," "anticipate," "will," "potential," "plan," "might" and similar expressions are intended to identify forward-looking statements. The Company may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. Various important factors could cause actual results or events to differ materially from those that may be expressed or implied by the forward-looking statements including risks and uncertainties related to the timing of initiating, enrolling and completing clinical trials; the commencement or completion of enrollment in any clinical trial does not guarantee the continuation or successful outcome of the trial, or the acceptance by the FDA of a regulatory package for the drug candidate being tested; the submission of an IND does not guarantee that the FDA will permit clinical trials to begin; and those factors described in the "Risk Factors" section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the Securities and Exchange Commission on August 14, 2018. The forward-looking statements are made as of this date and the Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating expenses:
Research and development	$29,052	$21,019	$104,631	$31,759
General and administrative	9,064	4,199	16,921	7,956
Total operating expenses	38,116	25,218	121,552	39,715
Loss from operations	(38,116)	(25,218)	(121,552)	(39,715)
Other income (expense):
Interest expense	(13)	(362)	(21)	(667)
Non-cash interest expense on liability related to sale of future royalties	(501)	—	(501)	—
Change in fair value of warrant liability	—	(2,629)	(1,182)	(3,083)
Change in fair value of derivative liability	—	223	—	512
Change in fair value of contingent equity liability	—	(9,707)	—	(13,082)
Loss from equity method investment	(641)	(348)	(1,369)	(566)
Other	27	—	6	—
Total other income (expense), net	(1,128)	(12,823)	(3,067)	(16,886)
Loss before provision for income taxes	$(39,244)	$(38,041)	$(124,619)	$(56,601)
Provision for income taxes	25	399	112	592
Net loss and comprehensive loss	(39,269)	(38,440)	(124,731)	(57,193)
Accretion of beneficial conversion feature on Series A preferred shares	—	(8,006)	—	(12,006)
Net loss attributable to common shareholders of Biohaven Pharmaceutical Holding Company Ltd.	$(39,269)	$(46,446)	$(124,731)	$(69,199)
Net loss per share attributable to common shareholders of Biohaven Pharmaceutical Holding Company Ltd. — basic and diluted	$(1.01)	$(1.78)	$(3.29)	$(3.54)
Weighted average common shares outstanding—basic and diluted	38,942,545	26,038,192	37,873,755	19,563,525

BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash	$217,452	$131,468
Prepaid expenses and other current assets	10,150	5,197
Total current assets	227,602	136,665
Property and equipment, net	3,792	2,344
Equity method investment	7,853	7,847
Other assets	43	32
Total assets	$239,290	$146,888
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$4,027	$4,721
Accrued expenses	8,728	4,708
Total current liabilities	12,755	9,429
Liability related to sale of future royalties, net	106,282	—
Warrant liability	—	4,021
Other long-term liabilities	1,423	1,467
Total liabilities	$120,460	$14,917
Total shareholders’ equity	$118,830	$131,971
Total liabilities and shareholders’ equity	$239,290	$146,888
For further information, contact Dr. Vlad Coric, Chief Executive Officer, at Vlad.Coric@biohavenpharma.com